POWER OF ATTORNEY FOR SECTION 16 REPORTING PURPOSES

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Jason S. Wilcock and Gregory A. Izenstark, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Centuri Holdings, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in any such attorney-in-fact's discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until (i) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, including at such time that the undersigned is no longer a director, officer or holder of more than 10% of the Company’s common shares, (ii) the date that this Power of Attorney is revoked by the undersigned in a signed writing delivered to any of the foregoing attorneys-in-fact or (iii) the date that the applicable attorney-in-fact is no longer employed by the Company or any of its affiliates. For the avoidance of doubt, this Power of Attorney may cease to be in effect for one or more of the attorneys-in-fact named herein while still being in effect for one or more of the other attorneys-in-fact named herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 25, 2026.

By: /s/ Steven E. Nielsen
Steven E. Nielsen